SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

September 30, 2003
(Date of earliest event reported)

CONNETICS CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	0-27406	94-3173928

(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

3290 West Bayshore Road, Palo Alto, California 94303
(Address of principal executive offices, including zip code)

(650) 843-2800
(Registrant’s telephone number, including area code)

Item 5. Other Events.

     On September 30, 2003, Connetics Corporation announced the positive outcome of a Phase III clinical trial evaluating Actiza™, an investigational new drug formulation of 1% clindamycin delivered in the Company’s proprietary Versafoam™ delivery system, as a potential new topical treatment for acne.

     The 12-week, double-blinded, active- and placebo-controlled trial included 1,026 patients at 18 centers across the U.S. The trial was designed to demonstrate that Actiza was not inferior to Clindagel® (clindamycin phosphate 1% topical gel) as measured by the primary endpoints of Investigator’s Static Global Assessment (ISGA) and percent reduction in lesion counts (total, inflammatory and non-inflammatory) from Baseline to Week 12 (end of treatment). Success was defined as achieving non-inferiority to Clindagel for two out of three lesion counts and for ISGA. The trial results met or exceeded all of these requirements with a high level of statistical confidence. Additionally, Actiza was superior to placebo for all primary endpoints. Adverse events with Actiza were mild to moderate in nature and were related primarily to burning at the application site.

     A copy of the press release announcing this event is attached to this Report as Exhibit 99.1 and is incorporated into this report by this reference.

Item 7. Financial Statements and Exhibits.

     (c)  Exhibits.

          99.1 Press Release dated September 30, 2003.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONNETICS CORPORATION

	By:	/s/ Katrina J. Church

Katrina J. Church
Executive Vice President, General Counsel and Secretary

Date: October 1, 2003

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press Release dated September 30, 2003